As filed with the Securities and Exchange Commission on December  14, 2010

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA MARINE FOOD GROUP LIMITED

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	87-0640467
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Da Bao Industrial Zone, Shishi City
Fujian, China
362700
People’s Republic of China
(Address, Including Zip Code, of Principal Executive Offices)

China Marine Food Group Limited 2010 Stock Award Plan
(Full Title of the Plan)

Steven W. Schuster, Esq.
McLaughlin & Stern, LLP
260 Madison Avenue
New York, NY 10016
(212) 448-1100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, $0.001 par value per share	2,800,000 shares	5.24	14,672,000	$1,046

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the 2010 Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock .

(2)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on  December 13,  2010, as quoted on the NYSE/AMEX (“AMEX”).

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Mr. Pengfei Liu
Chief Executive Officer, Secretary & Director
Da Bao Industrial Zone, Shishi City
Fujian, China
362700
Telephone Number: 86-595-8898-7588

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K and Form 10-K/A for its fiscal year ended December 31, 2009, filed with the Commission on March 22, 2010 and July 8, 2010, respectively;

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2010, filed with the Commission on November 9, 2010; and

(c )	The Company’s Reports on Form 8-K filed with the Commission on January 5, 2010 ( as amended on March 16, 2010), January 20, 2010, June 16, 2010 , November 2, 2010 and November 12, 2010.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Our Articles of Incorporation provide for us to indemnify, and advance expenses as they are incurred, our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation or other enterprise, including the advancement against expenses including attorneys’ fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit or proceeding whether civil, criminal, administrative or investigative, in which they, or any of them, were or are a party or are threatened to be made a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, to the full extent permitted by Nevada law. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be provided to our directors, officers and controlling persons pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us is in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits

Exhibit Number	Description

3.1	Amended Articles of Incorporation. (1)

3.2	Amended and Restated Bylaws. (2)

4.1	China Marine Food Group Limited 2010 Stock Award Plan

5.1	Opinion of McLaughlin & Stern, LLP as to the legality of the securities being registered.

23.1	Consent of McLaughlin & Stern, LLP (included in legal opinion filed as Exhibit 5.1).

23.2	Consent of ZYCPA Company Limited (formerly Zhong Yi (Hong Kong) C.P.A. Company Limited).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)  Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on November 23, 2007.

(2) Incorporated by reference to Exhibit 3-b to Registrant’s Form 8-A filed on July 28, 2009.

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shishi, People’s Republic of China, on December   13 , 2010.

China Marine Food Group Limited

By:	/s/ Pengfei Liu
Pengfei Liu
Chief Executive Officer
(Principal executive officer)

By:	/s/ Marco Hon Wai Ku
Marco Hon Wai Ku
Chief Financial Officer
(Principal financial officer and principal accounting officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement on Form S-8 and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pengfei Liu	Chief Executive Officer, Secretary & Director	December 13 , 2010
Pengfei Liu	(Principal executive officer)

/s/ Marco Hon Wai Ku	Chief Financial Officer	December 13 , 2010
Marco Hon Wai Ku	(Principal financial officer and principal accounting officer)

/s/ Weipeng Liu	Director	December 13 , 2010
Weipeng Liu

/s/ Xiaochuan Li	Independent Director	December 13 , 2010
Xiaochuan Li

/s/ Changhu Xue	Independent Director	December 13 , 2010
Changhu Xue

/s/ Honkau Wan	Independent Director	December 13 , 2010
Honkau Wan

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended Articles of Incorporation. (1)

3.2	Amended and Restated Bylaws. (2)

4.1	China Marine Food Group Limited 2010 Stock Award Plan

5.1	Opinion of McLaughlin & Stern, LLP as to the legality of the securities being registered

23.1	Consent of McLaughlin & Stern, LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of ZYCPA Company Limited (formerly Zhong Yi (Hong Kong) C.P.A. Company Limited).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)  Previously filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on November 23, 2007.

(2) Previously filed as Exhibit 3-b to Registrant’s Form 8-A filed on July 28, 2009.